Report of Independent Registered
Public Accounting Firm

To the Board of Trustees of The Marsico
Investment Fund and Shareholders of
Marsico Focus Fund, Marsico Growth
Fund, Marsico 21st Century Fund,
Marsico International Opportunities
Fund, Marsico Flexible Capital Fund and
Marsico Global Fund

In planning and performing our audits of the financial statements of Marsico Focus
Fund, Marsico Growth Fund, Marsico
21st Century Fund, Marsico International
Opportunities Fund, Marsico Flexible
Capital Fund and Marsico Global Fund
(constituting The Marsico Investment
Fund, hereafter collectively referred to as the Trust) as of and for the year ended
September 30, 2017, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the Trusts internal control over financial reporting.

The management of the Trust is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trusts annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of September 30, 2017.

This report is intended solely for the
information and use of management and
the Board of Trustees of The Marsico
Investment Fund and the Securities and
Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.




/s/ PricewaterhouseCoopers LLP
Denver, Colorado
November 15, 2017